UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 13, 2014

Main Street Capital Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-33723	41-2230745
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Post Oak Boulevard, Suite 800, Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 350-6000

Not Applicable

 Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 13, 2014, the Board of Directors of Main Street Capital Corporation (“Main Street”) promoted Dwayne L. Hyzak to Chief Operating Officer and Senior Managing Director and Brent D. Smith to Chief Financial Officer and Treasurer.

Mr. Hyzak has served as Main Street’s Chief Financial Officer and Senior Managing Director since 2011 and as its Treasurer since 2012.  Mr. Hyzak also serves as a member of Main Street’s investment committee.  Reference is also made to the biographical information with respect to Mr. Hyzak set forth under the heading “Executive Officers” in the 2014 Main Street Proxy Statement, which description is incorporated in this Form 8-K by reference.

Mr. Smith, age 39, has served as Main Street’s Senior Vice President-Finance since August 2014.  Previously he served as the Executive Vice-President, Chief Financial Officer and Treasurer of Cal Dive International, Inc. (“Cal Dive”) from 2010 through June 2014 and in various finance and accounting roles at Cal Dive from 2005 through 2010.  Cal Dive is a marine contractor headquartered in Houston, Texas that provides integrated offshore construction services internationally to the offshore oil and natural gas industry.  Mr. Smith began his career in public accounting and is a Certified Public Accountant licensed in the state of Texas.

Item 8.01                                           Other Events.

On November 13, 2014, the Registrant issued a press release. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information disclosed under Item 8.01, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

99.1                                     Press release dated November 13, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Main Street Capital Corporation

Date: November 13, 2014	By:		/s/ Jason B. Beauvais
		Name:	Jason B. Beauvais
		Title:	General Counsel

Exhibit Index

Exhibit No.	Description

99.1	Press release dated November 13, 2014